PIMCO Floating Rate Strategy Fund

(a Massachusetts business trust)

3,840 Auction Market Preferred Shares (“AMPS”) of Beneficial Interest Series M

3,840 Auction Market Preferred Shares (“AMPS”) of Beneficial Interest Series T

3,840 Auction Market Preferred Shares (“AMPS”) of Beneficial Interest Series W

3,840 Auction Market Preferred Shares (“AMPS”) of Beneficial Interest Series TH

3,840 Auction Market Preferred Shares (“AMPS”) of Beneficial Interest Series F

Liquidation Preference $25,000 per Share

PURCHASE AGREEMENT

December     , 2004

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

A.G. Edwards & Sons, Inc.

Oppenheimer & Co. Inc.

Wachovia Capital Markets, LLC

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

PIMCO Floating Rate Strategy Fund, a Massachusetts business trust (the “Fund”), proposes, upon the terms and conditions set forth herein, to issue and sell an aggregate of 3,840 Shares of its Auction Market Preferred Shares, Series M, 3,840 Shares of its Auction Market Preferred Shares, Series T, 3,840 Shares of its Auction Market Preferred Shares, Series W, 3,840 Shares of its Auction Market Preferred Shares, Series TH and 3,840 Shares of its Auction Market Preferred Shares, Series F, (the “AMPS”). The AMPS will be authorized by, and subject to the terms and conditions of, the Second Amended and Restated By-laws of the Fund (the “By-laws”) and the Amended and Restated Agreement and Declaration of Trust of the Fund (the “Declaration”), substantially in the forms filed as exhibits to the Registration Statement referred to in the second following paragraph of this Agreement, as the same may be amended from time to time. The Fund and the Fund’s investment adviser, PA Fund Management LLC, a Delaware limited liability company (“PAFM”), each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (together “Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of AMPS set forth in said Schedule A. PAFM and the Fund’s sub-adviser, Pacific Investment Management Company LLC, a Delaware limited liability company (“PIMCO”), are sometimes referred to herein as the “Managers.”

The Fund understands that the Underwriters propose to make a public offering of the AMPS as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (No. 333-120227 and No. 811-21601) covering the registration of the AMPS under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses, which registration statement also constitutes an amendment to the Fund’s registration statement under the Investment Company Act of 1940, as amended (the “1940 Act”). Promptly after execution and delivery of this Agreement, the Fund will, to the extent that it has not already done so, either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the “Rules and Regulations”) and paragraph (c) or (h) of Rule 497 (“Rule 497”) of the Rules and Regulations or (ii) if the Fund has elected to rely upon Rule 434 (“Rule 434”) of the Rules and Regulations, prepare and file a term sheet (a “Term Sheet”) in accordance with the provisions of Rule 434 and Rule 497. The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective, if applicable, (a) pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information” or (b) pursuant to paragraph (d) of Rule 434 is referred to as “Rule 434 Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the AMPS, including the statement of additional information incorporated therein by reference, is herein called the “Prospectus.” If Rule 434 is relied on, the term “Prospectus” shall refer to the preliminary prospectus dated December 15, 2004 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Fund and PAFM. The Fund and PAFM jointly and severally represent and warrant to each Underwriter as of the date hereof, and as of the Closing Time referred to in Section 2(c) hereof, and agree with each Underwriter, as follows:

(i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or PAFM, are contemplated by the

Commission, and any request on the part of the Commission for additional information has been complied with in all material respects.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (except any post-effective amendments filed with the Commission after the later of (x) one year from the date of this Agreement or (y) the date on which the distribution of the AMPS is completed) became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement, the notification on Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Fund will comply with the requirements of Rule 434 and the Prospectus shall not be “materially different,” as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the prospectus included in the effective Registration Statement or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and each such preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the AMPS, the Fund has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees thereof.

The foregoing representations in this Section 1(a)(i) do not apply to (i) statements or omissions relating to the Underwriters made in reliance on and in conformity with information furnished in writing to the Fund by the Underwriters or their agents expressly for use in the Registration Statement, 462(b) Registration Statement, Prospectus or preliminary prospectus (or any amendment or supplement to any of the foregoing) or (ii) with respect to the representations of the Fund contained in Section 1(a)(i), the description of the Managers (referred to in Section 1(b)(iii) of this Agreement) contained in the foregoing.

(ii) Independent Registered Public Accounting Firm. As of the date of the report of the independent registered public accounting firm contained in the Registration Statement, the independent registered public accounting firm that certified the statement of assets and liabilities included in the Registration Statement are independent public accountants as required by the 1933 Act and the Rules and Regulations.

(iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of the Fund in all material respects at the date indicated; said statements have been prepared in conformity with generally accepted accounting principles (“GAAP”).

(iv) Expense Summary. The information set forth in the Prospectus in the Fee Table has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

(v) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, other than as a result of a change in the financial markets generally, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) except for regular, monthly dividends on the Fund’s outstanding common shares, if any, there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its shares.

(vi) Good Standing of the Fund. The Fund has been duly organized and is validly existing as an unincorporated voluntary association in good standing under the laws of the Commonwealth of Massachusetts and has full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii) No Subsidiaries. The Fund has no subsidiaries.

(viii) Investment Company Status. The Fund is duly registered with the Commission under the 1940 Act as a closed-end diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Fund or PAFM, threatened by the Commission.

(ix) Officers and Trustees. No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations of the Commission promulgated under the Advisers Act (the “Advisers Act Rules and Regulations”). Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), no trustee of the Fund is an “interested person” (as defined in the 1940 Act) of the Fund or an “affiliated person” (as defined in the 1940 Act) of any Underwriter. For purposes of this Section 1(a)(ix), the Fund and PAFM shall be entitled to rely on representations from such officers and trustees.

(x) Capitalization. The authorized, issued and outstanding shares of beneficial interest of the Fund are as set forth in the Prospectus as of the date thereof under the caption “Capitalization,” except for shares issued in connection with the Fund’s dividend reinvestment plan. All issued and outstanding common shares of beneficial interest of the Fund have been duly authorized and validly issued and are fully paid and non-assessable (except as described in the Registration Statement), and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding common shares of beneficial interest of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

(xi) Authorization and Description of AMPS. The AMPS to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable (except as described in the Registration Statement). The AMPS conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same (to the extent such rights are set forth); no holder of the AMPS will be subject to personal liability by reason of being such a holder (except as described in the Registration Statement); and the issuance of the AMPS is not subject to the preemptive or other similar rights of any securityholder of the Fund.

(xii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Fund.

(xiii) Absence of Defaults and Conflicts. The Fund is not in violation of the Declaration or the By-laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (collectively, “Agreements and Instruments”), except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Management Agreement, the Portfolio Management Agreement, the Custodian Agreement, the Transfer Agency Services Agreement and the Auction Agency Agreement referred to in the Registration Statement (as used herein, the “Investment Management Agreement,” the “Portfolio Management Agreement,” the “Custodian Agreement,” the “Transfer and Services Agreement” and the “Auction Agency Agreement,” respectively) and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the AMPS and the use of the proceeds from the sale of the AMPS as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Declaration or the By-laws, each as amended from time to time, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations, other than State securities or “blue sky” laws applicable in connection with the purchase and distribution of the AMPS by the Underwriters pursuant to this Agreement. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

(xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or PAFM, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the

Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder. The aggregate of all pending legal or governmental proceedings, if any, to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xv) Accuracy of Exhibits. There are no material contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

(xvi) Possession of Intellectual Property. Either PAFM or the Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Fund, and the Fund has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund or PAFM therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, the issuance or sale of the AMPS hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), or state securities laws.

(xviii) Possession of Licenses and Permits. The Fund possesses or will obtain as of the Closing Time such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus, except where the absence of such possession would not result in a Material Adverse Effect; the Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would, singly or in the aggregate, result in a Material Adverse Effect.

(xix) Advertisements. Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Fund or PAFM used in connection with the public offering of the AMPS (collectively, “sales material”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Moreover, all sales material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the NASD, Inc. (“NASD”).

(xx) Subchapter M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

(xxi) Distribution of Offering Materials. The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the AMPS, will not distribute any offering material in connection with the offering and sale of the AMPS other than the Registration Statement, a preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or the 1940 Act or the Rules and Regulations.

(xxii) Accounting Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the applicable requirements of the 1940 Act, the Rules and Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with the management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiii) Absence of Undisclosed Payments. To the Fund’s knowledge, neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(xxiv) Material Agreements. This Agreement, the Investment Management Agreement, the Custodian Agreement, the Transfer Agency and Services Agreement and the Auction Agency Agreement have each been duly authorized by all requisite action on the part of the Fund and executed and delivered by the Fund, as of the dates noted therein, and each complies with all applicable provisions of the 1940 Act in all material respects. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Investment Management Agreement, the Custodian Agreement, the Transfer Agency and Services Agreement and the Auction Agency Agreement, each of the Investment Management Agreement, the Custodian Agreement, the Transfer Agency and Services Agreement and the Auction Agency Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws.

(xxv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Fund registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

(xxvi) Ratings. The AMPS have been, or prior to the Closing Date will be, assigned a rating of “Aaa” by Moody’s Investors Service, Inc. (“Moody’s”) and “AAA” by Fitch Ratings, Inc. (“Fitch”).

(xxvii) Leverage. The Fund has no liability for borrowed money, including under any reverse repurchase agreements but excluding temporary bank overdrafts and insufficient asset segregation.

(b) Representations and Warranties by PAFM. PAFM represents and warrants to each Underwriter on behalf of itself and, where applicable, PIMCO, and in the case of paragraph (iii) below also represents to the Fund as of the date hereof, and as of the Closing Time referred to in Section 2(c) hereof as follows:

(i) Good Standing of the Managers. PAFM has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, and PIMCO has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware with full limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and each is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, except to the extent that failure to be so qualified and in good standing would not have a Material Adverse Effect on either Manager’s ability to provide services to the Fund.

(ii) Investment Manager Status. Each of the Managers is duly registered with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Investment Management Agreement for the Fund as contemplated by the Prospectus.

(iii) Description of the Managers. The description of the Managers in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) complied and complies in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Capitalization. Each of the Managers has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus, this Agreement and under the Investment Management Agreement or Portfolio Management Agreement to which it is a party.

(v) Authorization of Agreements; Absence of Defaults and Conflicts. This Agreement, the Investment Management Agreement and the Portfolio Management Agreement have each been duly authorized, executed and delivered by each Manager that is a party thereto, and (assuming the due authorization, execution and delivery by each of the parties thereto) the Investment Management Agreement and the Portfolio Management Agreement each constitutes a valid and binding obligation of each respective Manager that is a party thereto, enforceable against it in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing; and neither the execution and delivery of this Agreement, the Investment Management Agreement and the Portfolio Management Agreement nor the performance by either of the Managers of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, (i) any agreement or instrument to which either Manager is a party or by which it is bound, (ii) the certificate of formation or the operating agreement, or (iii) other organizational documents of the Managers, or to each Manager’s knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Managers or their respective properties or operations other than, in clauses (i) and (iii), any conflict, breach or default that would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Managers of the transactions contemplated by this Agreement, the Investment Management Agreement and the Portfolio Management Agreement except as have been obtained or will have been obtained prior to the Closing Time or may be required under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws.

(vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have a material adverse effect on the ability of either Manager to perform its respective obligations under this Agreement and the respective Investment Management Agreement and Portfolio Management Agreement to which it is a party.

(vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of either Manager, threatened against or affecting such Manager or any “affiliated person” (as such term is defined in the 1940 Act) of such Manager or any partners, trustees, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the relevant Manager, materially and adversely affect the properties or assets of the relevant Manager or materially impair or adversely affect the ability of the relevant Manager to function as an investment manager or sub-adviser, as applicable, or perform its obligations under the Investment Management Agreement or the Portfolio Management Agreement, or which is required to be disclosed in the Registration Statement and the Prospectus and has not been so disclosed.

(viii) Absence of Violation or Default. Neither Manager is in violation of its certificate of formation, its operating agreement or other organizational documents or in default under any agreement, indenture or instrument, where such violation or default would reasonably be expected to have a material adverse effect on either Manager’s ability to function as an investment adviser, or perform its obligations under the Investment Management Agreement or Portfolio Management Agreement, as applicable.

(c) Officer’s Certificates. Any certificate signed by any officer of the Fund or a Manager delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the relevant Manager, as the case may be, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) AMPS. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth in Schedule B, the number of AMPS set forth in Schedule A opposite the name of such Underwriter, plus any additional number of AMPS which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Commission. The Fund agrees to pay to the Underwriters a commission, set forth in Schedule B, as compensation to the Underwriters for their commitments under this Agreement.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the AMPS shall be made at the offices of Clifford Chance US LLP, 31 W. 52nd Street, New York, New York 10019 or at such other place as shall be agreed upon by the Representative and the Fund, at 10:00 A.M. (Eastern time) on the [third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10)], or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Fund (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the AMPS to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of and receipt for, and make payment of the purchase price for the AMPS it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the AMPS to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the AMPS, each representing one series thereof, shall be registered in the name of Cede & Co., as nominee for the Depository Trust Company. The certificates for the AMPS will be made available for examination and packaging by the Representative in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3. Covenants.

(a) The Fund and PAFM, jointly and severally, covenant with each Underwriter and with respect to 3(c) the Underwriters, severally and not jointly and severally, covenant with the Fund and the Managers, as follows:

(i) Compliance with Securities Regulations and Commission Requests. With respect to the offering of the AMPS, the Fund, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the AMPS for offering or sale in any jurisdiction, or of the initiation or, to the knowledge of the Fund or PAFM, threatening of any proceedings for any of such purposes. The Fund will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the

Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

(ii) Filing of Amendments. With respect to the offering of the AMPS, the Fund will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(iii) Delivery of Registration Statements. The Fund has furnished or will deliver upon request to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver upon request to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. Any copies of the Registration Statement and each amendment thereto so requested and furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. No copy of a post-effective amendment shall be required to be delivered after one year from the date hereof.

(iv) Delivery of Prospectuses. The Fund has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted under the 1933 Act. The Fund will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) Continued Compliance with Securities Laws. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the AMPS, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request; provided that, if the supplement or amendment is required exclusively as a result of a misstatement in or omission from the information provided to the Fund in writing by the Underwriters expressly for use in the Prospectus, the Fund may deliver such supplement or amendment to the Underwriters and dealers at a reasonable charge not to exceed the actual cost thereof to the Fund.

(vi) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the AMPS for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign business trust or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the AMPS have been so qualified, the Fund will file such statements and reports, if any, as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(vii) Rule 158. The Fund will make generally available to its securityholders as soon as practicable after the first fiscal year of the Fund covering a full twelve month period, an earnings statement, if applicable, for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(viii) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the AMPS substantially in the manner specified in the Prospectus under “Use of Proceeds”.

(ix) Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

(x) Subchapter M. The Fund will use its best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(xi) No Manipulation of Market for AMPS. The Fund will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization (as defined in Regulation M under the 1934 Act) or manipulation of the price of any security of the Fund to facilitate the sale or resale of the AMPS in violation of federal or state securities laws, and (b) until the Closing Date (i) except for share repurchases permitted in accordance with applicable laws, sell, bid for or purchase the AMPS or pay any person any compensation for soliciting purchases of the AMPS or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.

(xii) Rule 462(b) Registration Statement. If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement or as soon thereafter as practicable, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

(b) Except as provided in this Agreement, the Fund will not sell, contract to sell or otherwise dispose of any of its preferred shares of beneficial interest of the same series as the AMPS or any securities convertible into or exercisable or exchangeable for its preferred shares of beneficial interest of the same series as the AMPS, or grant any options or warrants to purchase its preferred shares of beneficial interest of the same series as the AMPS, for a period of 180 days after the date of the Prospectus, without the prior written consent of Merrill Lynch.

(c) No later than the Closing Time, if requested by the Fund’s auction agent, the Underwriters will provide, and will cause any selling group member to whom they have sold AMPS to provide, Deutsche Bank Trust Company Americas, as auction agent for the AMPS (the “Auction Agent”), with a list of the record names of the persons to whom they have sold AMPS, the number of AMPS sold to each such person, and the number of AMPS they are holding as of the Closing Date; provided that in lieu thereof, an Underwriter may provide the Auction Agent with a list indicating itself as the sole holder of all the AMPS sold by such Underwriter.

SECTION 4. Payment of Expenses.

(a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the reasonable costs of the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the AMPS, (iii) the preparation, issuance and delivery of the certificates for the AMPS to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the AMPS to the Underwriters, (iv) the fees and disbursements of the Fund’s counsel, accountants and other advisers, (v) the qualification of the AMPS under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky survey (if applicable) and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of any Blue Sky survey and any supplement thereto, and (viii) the fees and expenses of any transfer agent or registrar for the AMPS.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a) hereof, the Fund and PAFM, jointly and severally, agree that they shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses arising out of this Agreement, including the fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and PAFM contained in Section 1 hereof or in certificates of any officer of the Fund or PAFM delivered pursuant to the provisions hereof, to the performance by the Fund and PAFM of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or, to the knowledge of counsel to the Fund and counsel to PAFM, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with or waived to the reasonable satisfaction of counsel to the

Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A or a certification must have been filed in accordance with Rule 497(j)) or, if the Fund has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 497.

(b) Opinion of Counsel for the Fund and the Managers. At Closing Time, the Representative shall have received the favorable opinions, dated as of Closing Time, of Ropes & Gray LLP, counsel for the Fund, and Newton B. Schott, Jr., Esq., internal counsel for PAFM, and internal counsel for PIMCO, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters substantially to the effect set forth in Exhibits A-1 and A-2 hereto, respectively, or in such other form and substance as may be reasonably satisfactory to the Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

(c) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (A) (i)-(iv), (vi), (xiv) and the third to last paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

(d) Officers’ Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Representative shall have received (A) a certificate of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of PAFM, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a) and (b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Fund and the Managers, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to Closing Time, (iv) with respect to the certificate by an officer of PAFM only, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of PAFM, whether or not arising in the ordinary course of business, and (v) no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued with respect to the Fund and no proceedings for any such purpose have been instituted or are pending or are contemplated by the Commission and (B) a certificate of the President or a Vice President or Managing Director of PIMCO, dated as of Closing Time, to the effect that (i) representations and warranties in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) the description of PIMCO and its business, and the statements attributable to PIMCO in the Registration Statement (and any amendment or supplement thereto) under the headings “Prospectus Summary—Portfolio Manager,” “Management of the Fund—Portfolio Manager” and in the first four paragraphs under the heading “Investment Manager and Portfolio Manager—Portfolio Manager,” at the time such Registration Statement became effective, were true and correct and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or the description of PIMCO and its business, and the statements attributable to PIMCO in the Prospectus (and any amendment or supplement thereto) under the headings “Prospectus Summary—Portfolio Manager” and “Management of the Fund—Portfolio Manager,” at the time the Prospectus was issued, were true and correct and did not, or at the Closing Time, are true and correct and do not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) Rating. The Fund shall have delivered and the Representative shall have received evidence satisfactory to the Representative that the AMPS are rated “Aaa” by Moody’s and “AAA” by Fitch as of the Closing Date, and there shall not have been given any notice of any intended or potential downgrading, or of any review for a potential downgrading, in the rating accorded to the AMPS by Moody’s or Fitch.

(h) Asset Coverage. As of the Closing Time and assuming the receipt of the net proceeds from the sale of the AMPS, the 1940 Act Preferred Shares Asset Coverage and the Preferred Shares Basic Maintenance Amount (each as defined in the Declaration) each will be met. For purposes of this Section 5(h), the Trust may use portfolio holdings and valuations as of the close of business of any day not more than 48 hours (not including Sundays or holidays) preceding the Closing Time.

(i) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with opinions, certificates and other documents as they may reasonably require from the Fund and the Managers for the purpose of enabling them to pass upon the issuance and sale of the AMPS as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Managers in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the AMPS as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Fund at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Fund and PAFM, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the prior written consent of the Fund and PAFM; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or either Manager by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage and expense purchased the AMPS which are the subject thereof if the Prospectus (as amended or supplemented if the Fund shall have furnished any amendments or supplements thereto) corrected any such alleged untrue statement or omission and if such Prospectus was delivered to such Underwriter in a timely manner and if such Underwriter failed to send or give a copy of the Prospectus (as so amended or supplemented) to such person at or prior to the written confirmation of the sale of such AMPS to such person.

(b) Indemnification of Fund, PAFM, Trustees and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Fund, PIMCO and PAFM, their respective directors, members, shareholders, partners and trustees, each of the Fund’s officers who signed the Registration Statement, and each person, if any, who controls the Fund or PAFM within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or PAFM by such Underwriter through Merrill Lynch expressly for use in the Registration Statement

(or any amendment thereto), including the Rule 430A Information and the Rule 434 Information or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Indemnification for Marketing Materials. In addition to the foregoing indemnification, the Fund and PAFM also, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the provisos set forth therein, with respect to any sales material created by the Fund for use in connection with the offering and sale of the AMPS, but only if such sales materials are used in accordance with any instructions provided by the Fund or set forth in such sales materials; provided, however, that neither the Fund nor PAFM will be liable to any Underwriter with respect to any sales material to the extent that the Fund and PAFM shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold AMPS to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time, a copy of the Prospectus, as then amended or supplemented if: (i) the Fund or either Manager had previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from such sales material which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Time and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such Prospectus by the Closing Time to the party or parties asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund and PAFM. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Indemnification or Contribution by the Fund. Any indemnification or contribution by the Fund shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act.

SECTION 7. Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then, in lieu of indemnifying such indemnified party, each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and/or PAFM on the one hand and the Underwriters on the other hand from the offering of the AMPS pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and/or PAFM on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Fund and/or PAFM on the one hand and the Underwriters on the other hand in connection with the offering of the AMPS pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the AMPS pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the AMPS as set forth on such cover.

The relative fault of the Fund and/or PAFM on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or PAFM or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Fund, PAFM and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the AMPS underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee and shareholder of the Fund and each director and member of PAFM, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or PAFM, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund and PAFM, respectively. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of AMPS set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund or the Managers submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or the Managers, and shall survive delivery of the AMPS to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Managers, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the AMPS or to enforce contracts for the sale of the AMPS, or (iii) if trading in the common shares of the Fund has been suspended or materially limited by the Commission or the New York Stock Exchange (the “NYSE”), or if trading generally on the NYSE or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at Closing Time to purchase the AMPS which it or they are obligated to purchase under this Agreement (the “Defaulted AMPS”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted AMPS in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted AMPS does not exceed 10% of the number of AMPS to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted AMPS exceeds 10% of the number of AMPS to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Fund shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Tax Disclosure.

Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Fund and its Managers (and each employee, representative or other agent of the Fund) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 12. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, attention of Equity Capital Markets; and notices to the Fund or the Managers shall be directed, as appropriate, to the office of PIMCO Advisors Fund Management LLC, 1345 Avenue of the Americas, New York, New York 10105, attention Brian Shlissel, with a copy to PA Fund Management LLC, 2187 Atlantic Street, Stamford, Connecticut 06902, attention Newton B. Schott, Jr.

SECTION 13. Parties.

This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Fund, each Manager and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund, each Manager and their respective successors and the controlling persons and shareholders, partners, members, directors, officers and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund, each Manager and their respective partners and successors, and said controlling persons and shareholders, partners, members, directors, officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of AMPS from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. GOVERNING LAW AND TIME.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16. Massachusetts Business Trust

A copy of the Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Fund by an officer or trustee of the Fund in his or her capacity as an officer or trustee of the Fund and not individually and that the obligations of or arising out of this instrument are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

[signatures on following page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund and PAFM in accordance with its terms.

Very truly yours,

PIMCO FLOATING RATE STRATEGY FUND

By:
Name:
Title:

PA FUND MANAGEMENT LLC

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED UBS SECURITIES LLC A.G. EDWARDS & SONS, INC. OPPENHEIMER & CO. INC. WACHOVIA CAPITAL MARKETS, LLC

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of AMPS
	Series M	Series T	Series W	Series TH	Series F
Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

A.G. Edwards & Sons, Inc.

Oppenheimer & Co. Inc.

Wachovia Capital Market, LLC

Totals

Sch A-1

SCHEDULE B

PIMCO Floating Rate Strategy Fund

3,840 Auction Market Preferred Shares (“AMPS”) of Beneficial Interest Series M

3,840 Auction Market Preferred Shares (“AMPS”) of Beneficial Interest Series T

3,840 Auction Market Preferred Shares (“AMPS”) of Beneficial Interest Series W

3,840 Auction Market Preferred Shares (“AMPS”) of Beneficial Interest Series TH

3,840 Auction Market Preferred Shares (“AMPS”) of Beneficial Interest Series F

Liquidation Preference $25,000 per Share

1. The liquidation preference per share for the AMPS, determined as provided in said Section 2, shall be $25,000.

2. The purchase price per share for the AMPS to be paid by the several Underwriters shall be $24,750, such discount from the liquidation preference representing the commission to be paid to the Underwriters for their commitment hereunder of $250.

3. The initial dividend rate of the AMPS, Series M shall be [            ]% per annum.

4. The initial dividend rate of the AMPS, Series T shall be [            ]% per annum.

5. The initial dividend rate of the AMPS, Series W shall be [            ]% per annum.

6. The initial dividend rate of the AMPS, Series TH shall be [            ]% per annum.

7. The initial dividend rate of the AMPS, Series F shall be [            ]% per annum.

Sch B-1

Exhibit A-1

FORM OF OPINION OF FUND’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

                    , 2004

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As Representative of the Several Underwriters listed on Schedule A to the Purchase Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

We have acted as counsel to PIMCO Floating Rate Strategy Fund (the “Fund”) in connection with the proposed issuance of 3,840 Auction Market Preferred Shares, Series M, 3,840 Auction Market Preferred Shares, Series T, 3,840 Auction Market Preferred Shares, Series W, 3640 Auction Market Preferred Shares, Series TH, and 3,840 Auction Market Preferred Shares, Series F, of the Fund (collectively, the “AMPS”). This opinion is furnished to you pursuant to Section 5(b) of the Purchase Agreement dated as of                     , 2004 (the “Purchase Agreement”) among the Fund, PA Fund Management LLC (“PAFM”), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and each of the other underwriters named in Schedule A to the Purchase Agreement (collectively, the “Underwriters”). Capitalized terms used in this opinion, unless otherwise defined, have the meanings specified in the Purchase Agreement.

We have examined signed copies of the registration statement of the Fund on Form N-2 (File No. 333-120227) under the Securities Act of 1933, as amended (the “Securities Act”) (which also constitutes Amendment No. 4 to the Fund’s Registration Statement on Form N-2 (File No. 811-21601) under the

Investment Company Act of 1940, as amended (the “Investment Company Act”), including all exhibits thereto, as filed with the Securities and Exchange Commission (the “Commission”) on November 4, 2004 (the “Original Registration Statement”), Pre-Effective Amendment No. 1 to the Original Registration Statement, including all exhibits thereto, as filed with the Commission on                     , 2004 (“Pre-Effective Amendment No. 1”) and Pre-Effective Amendment No. 2 to the Original Registration Statement, including all exhibits thereto, as filed with the Commission on                     , 2004 (“Pre-Effective Amendment No. 2” and, together with the Original Registration Statement and Pre-Effective Amendment No. 1, the “Registration Statement”); the Fund’s Notification of Registration on Form N-8A (File No. 811-21601) under the Investment Company Act, as filed with the Commission on                     , 2004 (the “Notification of Registration”); the Fund’s Amended and Restated Agreement and Declaration of Trust, as amended to the date hereof (the “Declaration of Trust”), on file in the offices of the Secretary of State of The Commonwealth of Massachusetts; the Second Amended and Restated By-laws of the Fund, as amended to the date hereof (the “Amended By-laws”); a copy of the Prospectus dated                     , 2004, relating to the AMPS and the Statement of Additional Information of the Fund dated                     , 2004, each as filed with the Commission pursuant to Rule 497 under the Securities Act on                     , 2004 (together, the “Prospectus”); the Investment Management Agreement dated as of October 19, 2004, between the Fund and PAFM (the “Investment Management Agreement”); the Portfolio Management Agreement dated as of October 19, 2004, between Pacific Investment Management Company LLC (the “Portfolio Manager”) and PAFM (the “Portfolio Management Agreement”), as agreed to and accepted by the Fund; the Custodian Agreement dated as of October 14, 2004, between the Fund and State Street Bank and Trust Company (the “Custodian Agreement”); and the Auction Agency Agreement dated as of                     , 2004, between the Fund and Deutsche Bank Trust Company Americas (the “Auction Agency Agreement,” and, together with the Custodian Agreement, the “Fund Agreements”); and the Purchase Agreement. Additionally, we have relied upon the oral representation of [              ] of the Commission staff to the effect that the Registration Statement became effective as of          a.m. on                     , 2004, and the oral representation by a member of the Commission staff on the date hereof that as of          a.m., no stop order suspending the effectiveness of the Registration Statement had been issued and no proceeding for any such purpose was pending or threatened.

We have also examined and relied upon the original or copies of minutes of the meetings or written consents of the shareholders and the Board of Trustees of the Fund and copies of resolutions of the Board of Trustees of the Fund certified by the Secretary of the Fund, the documents delivered to the Underwriters by the Fund, PAFM and the Portfolio Manager dated as of the date hereof pursuant to the Purchase Agreement and such other documents, including certificates of officers of the Fund, as we have deemed necessary for purposes of rendering our opinions below. For purposes of paragraph 2 below, we have relied solely on (1) the certificate dated                     , 2004, of the Secretary of State of the State of California as to the entitlement of the Fund to transact intrastate business in the State of California, (2) a search report of the corporate records of the Secretary of State of the State of California, prepared by Corporation Service Company dated December         , 2004 showing the “status” of the Fund as “Active” and noting that “this entity is Active and In Good Standing,” (3) Certificate of the Special Deputy Secretary of State of the State of New York dated October 13, 2004, certifying copies of (a) a Certificate of Designation by the Fund dated October 11, 2004 and (b) a Statement under Section 18 of the New York General Associations Law, (4) a Filing Receipt of the Department of State of the State of New York dated October 13, 2004 relating to the Fund, (5) a Certificate dated                     , 2004 of the Special Deputy Secretary of State of the State of New York certifying that the Fund filed a Certificate of Designation in the Department of State of the State of New York pursuant to the New York General Associations Law on October 13, 2004 and (6) a LEXIS search on the date hereof of the New York Department of State Corporate Record, showing the “status” of the Fund as “Active” and noting that “good standing status can only be determined by performing a search in the records of both the Department of State Corporation Records and the Department of Tax and Franchise.” We have assumed the genuineness of the signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to the corresponding originals of all documents submitted to us as copies. For purposes of our opinion regarding the effectiveness of the Registration Statement we are relying solely on the oral representations of the Commission staff.

We express no opinion as to the laws of any jurisdiction other than The Commonwealth of Massachusetts and the United States of America. We call your attention to the fact that each of the Purchase Agreement and the Auction Agency Agreement provides that it is to be governed by and construed in accordance with the laws of the State of New York and to the fact that the Investment Management Agreement does not provide that it is to be governed by the laws of any particular jurisdiction. In rendering the opinion as to enforceability expressed in paragraphs 6 and 14 below, we have limited the scope of our opinion to the conclusions that would be reached by a Massachusetts court that had determined that each of the Fund Agreements and the Investment Management Agreement would be governed by, and construed in accordance with, the internal laws of The Commonwealth of Massachusetts. Further, we express no opinion as to the state securities or Blue Sky laws of any jurisdiction, including The Commonwealth of Massachusetts.

For purposes of our opinion set forth in paragraph 2 below with respect to the power and authority of the Fund to own, lease and operate its properties and conduct its business, we have relied upon certificates of officers of the Fund as to the states in which the Fund leases or owns real property or in which it conducts material operations.

Insofar as this opinion relates to factual matters, we have made inquiries to officers of the Fund, PAFM and the Portfolio Manager to the extent we believe reasonable with respect to such matters and have relied, inter alia, upon representations made by the Fund and PAFM in the Purchase Agreement, representations made by the Portfolio Manager to PAFM and representations made to us by one or more officers of the Fund, PAFM or the Portfolio Manager. We have not independently verified the accuracy of such representations. Where our opinion relates to our “knowledge,” that term means the conscious awareness of facts or other information by any lawyer in our firm giving substantive attention to the representation of the Fund with respect to the transactions contemplated by the Purchase Agreement, and does not require or imply (i) any examination of this firm’s, any such lawyer’s or any other person’s or entity’s files, or (ii) that any inquiry was made of any lawyer (other than the lawyers described above). In respect of our opinions set forth in paragraphs 5, 8, 8, and 10 below, we have not searched the dockets of any court, administrative body or other filing office in any jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Registration Statement and all post-effective amendments filed with the Commission on or before the Closing Time, if any, have been declared effective under the Securities Act; the filing of the Prospectus pursuant to Rule 497 under the Securities Act has been made in the manner and within the time period required by Rule 497; and based upon oral inquiries to the Commission staff on the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for any such purpose is pending or threatened by the Commission.

2. The Fund has been duly organized and is validly existing and in good standing as an unincorporated voluntary association under and by virtue of the laws of The Commonwealth of Massachusetts and has full power and authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Certificate of Designation relating to the Fund’s conduct of business in the State of New York is on file with the Department of State of the State of New York, and the Fund is entitled to transact intrastate business in the State of California.

3. The Fund’s authorized capitalization is as set forth in the Registration Statement and the Prospectus. The AMPS conform in all material respects as to legal matters to the description of them under the sections entitled “Description of AMPS” and “Description of Capital Structure” in the Prospectus. The AMPS have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and, subject to the penultimate paragraph of this opinion letter, non-assessable. No person is entitled to any preemptive or other similar rights with respect to the AMPS.

4. The outstanding common shares of beneficial interest of the Fund, par value $0.00001, have been duly authorized and are validly issued, fully paid and, subject to the penultimate paragraph of this opinion letter, non-assessable, and the 5,236 common shares of beneficial interest issued to Allianz Global Investors of America L.P. (formerly known as Allianz Dresdner Asset Management of America L.P.) on October 19, 2004 have been issued in one or more transactions exempt from the registration requirements of the Securities Act.

5. The Fund was deemed to be registered under Section 8(a) of the Investment Company Act upon receipt by the Commission of the Notification of Registration. To our knowledge, the Commission has not issued to the Fund notice of any hearing or other proceeding to consider suspension or revocation of any such registration statement. All required action has been taken by the Fund under the Securities Act, the Investment Company Act and the rules and regulations thereunder in connection with the issuance and sale of the AMPS pursuant to the Purchase Agreement.

6. The Fund has, or at the relevant time had, full power and authority to enter into each of the Fund Agreements and to perform all of the terms and provisions thereof to be carried out by it. Each of the Fund Agreements has been duly and validly authorized, executed and delivered by the Fund. Each of the Fund Agreements, the Investment Management Agreement and the Portfolio Management Agreement complies in all material respects with all applicable provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, as the case may be, and the rules and regulations thereunder (except we express no opinion as to the reasonableness or fairness of compensation payable under such agreements). Assuming due authorization, execution and delivery by the other parties thereto, each Fund Agreement constitutes the legal, valid and binding obligation of the Fund enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

7. The Fund has, or at relevant time had, full power and authority to enter into each of the Investment Management Agreement and the Purchase Agreement and to perform all of the terms and provisions thereof to be carried out by it. The Investment Management Agreement and the Purchase Agreement have been duly and validly authorized, executed and delivered by the Fund. Assuming due authorization, execution and delivery by the other party thereto, the Investment Management Agreement constitutes the legal, valid and binding obligation of the Fund enforceable in accordance with its terms (except we express no opinion as to the reasonableness or fairness of compensation payable under such agreement), subject as to enforcement to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

8. None of (a) the execution and delivery by the Fund of the Investment Management Agreement, the Purchase Agreement or any of the Fund Agreements, (b) the issuance and sale by the Fund of the AMPS as contemplated by the Purchase Agreement and (c) the performance by the Fund of its obligations under the Investment Management Agreement, the Purchase Agreement or any of the Fund Agreements or the consummation by the Fund of the other transactions contemplated by the Investment Management Agreement, the Purchase Agreement or any of the Fund Agreements, conflicts or will conflict with, or results or will result in a breach of, or the creation or imposition of any lien, charge or encumbrance upon any assets or property of the Fund pursuant to, the Declaration of Trust or the Amended By-laws or, to our knowledge, any agreement or instrument to which the Fund is a party or by which the Fund is bound or to which its property is subject, or violates or will violate any federal or Massachusetts statute, law or regulation or any judgment, injunction, order or decree of any federal or Massachusetts governmental agency or body that is applicable to the Fund and that is known to us, which violation would have a material adverse effect on the condition or business of the Fund.

9. No consent, approval, authorization or order of or registration with any court or governmental agency or body or securities exchange or securities association is required by the Fund for the consummation by the Fund of the transactions contemplated in the Investment Management Agreement, the Purchase Agreement and the Fund Agreements, except such as (a) have been obtained under the Securities Act or the Investment Company Act or the Exchange Act and (b) may be required by the New York Stock Exchange or the National Association of Securities Dealers, Inc. or under state securities or Blue Sky laws in connection with the purchase and distribution of the AMPS by the Underwriters pursuant to the Purchase Agreement.

10. To our knowledge, there are no legal, governmental or court proceedings pending or threatened against the Fund, or to which the Fund or any of its properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described therein as required.

11. To our knowledge, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed as an exhibit or incorporated therein by reference.

12. Each of the sections in the Prospectus entitled “Tax Matters,” to the extent that it states matters of United States law or legal conclusions with respect thereto, presents a fair and accurate summary of the principal federal income tax rules currently in effect applicable to the Fund and to the purchase, ownership and disposition of the AMPS.

13. The Registration Statement (except for the financial statements and schedules, the notes thereto and any schedules and other financial data contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion), at the effective time set forth above, and the Prospectus (except as aforesaid), as of the date thereof, complied as to form in all material respects with the applicable requirements of the Securities Act and the Investment Company Act and the rules and regulations thereunder, and the Notification of Registration, when filed with the Commission, complied as to form in all material respects with the applicable requirements of the Investment Company Act and the rules and regulations thereunder.

14. Assuming due authorization, execution and delivery of the Portfolio Management Agreement by all parties thereto and other matters opined to by the Chief Legal Officer of PIMCO in his opinion of even date herewith (which we have not independently verified), the Portfolio Management Agreement constitutes the legal, valid and binding obligation of the Portfolio Manager enforceable in accordance with its terms, subject as to enforcement to bankruptcy insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

We have not independently verified the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement or the Prospectus and, except in the respects and to the extent set forth in paragraphs 3, 12 and 13 above, we are not passing upon and do not assume any responsibility therefor. In the course of the preparation by the Fund of the Registration Statement and the Prospectus, we have participated in discussions with your representatives and employees and officers of the Fund, PAFM and the Portfolio Manager and in discussions with the Fund’s independent accountants, in which the business and the affairs of the Fund, PAFM and the Portfolio Manager and the contents of the Registration Statement and the Prospectus were discussed. There is no assurance that all material facts as to the Fund, PAFM, the Portfolio Manager and their affairs were disclosed to us or that our familiarity with the Fund and PAFM or any familiarity with the Portfolio Manager is such that we would have necessarily recognized the materiality of such facts as were disclosed to us, and we have to a large extent relied upon statements of representatives of the Fund, PAFM and the Portfolio Manager as to the materiality of the facts disclosed to us. Moreover, many of the determinations required to be made in preparation of the Registration Statement and Prospectus involve matters of a non-legal nature. Subject to the foregoing, on the basis of information that we have gained in the course of performing the services referred to above, no facts have come to our attention that would lead us to believe that as of the effective date of the Registration Statement, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that as of the date of the Prospectus and the date hereof the Prospectus contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light, in each case, of the circumstances under which they were made, not misleading (in each case, other than the financial statements and schedules, the notes thereto and any schedules and other financial data contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion).

Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund. However, the Fund’s Declaration of Trust disclaims shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each agreement, obligation, and instrument entered into or executed by the Fund or the Trustees. The Declaration of Trust provides for indemnification out of the property of the Fund for all loss and expense of any shareholder held personally liable solely by reason of being or having been a shareholder of the Fund. Thus, the risk of a shareholder’s incurring financial loss on account of being a shareholder is limited to circumstances in which the Fund itself would be unable to meet its obligations.

This letter and the opinions expressed herein are furnished by us to you and are solely for benefit of the Underwriters, except that Clifford Chance US LLP may rely on this letter as to all matters governed by the laws of The Commonwealth of Massachusetts in delivering its opinion to you on the date hereof.

Very truly yours,

Ropes & Gray LLP

                    , 2004

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As Representative of the Several Underwriters listed on Schedule A to the Purchase Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

We have acted as counsel to PIMCO Floating Rate Strategy Fund (the “Fund”) in connection with the proposed issuance of 3,840 Auction Market Preferred Shares, Series M, 3,840 Auction Market Preferred Shares, Series T, 3,840Auction Market Preferred Shares, Series W, 3,840 Auction Market Preferred Shares, Series TH, and 3,840 Auction Market Preferred Shares, Series F (collectively, the “AMPS”). As an accommodation to the Fund, we are also rendering this opinion on behalf of PA Fund Management LLC (the “Investment Manager”) solely with respect to the regulatory matters referred to below. This opinion is furnished to you pursuant to Section 5(b) of the Purchase Agreement dated as of December     , 2004 (the “Purchase Agreement”) among the Fund, the Investment Manager, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and each of the other underwriters named in Schedule A to the Purchase Agreement (collectively, the “Underwriters”). Capitalized terms used in this opinion, unless otherwise defined, have the meanings specified in our opinion of even date rendered on behalf of the Fund (the “Fund Opinion”).

Solely for purposes of this opinion, we have assumed that each of the Investment Management Agreement and the Portfolio Management Agreement has been duly authorized, executed and delivered and constitutes a legal, valid and binding obligation of the parties thereto in accordance with its respective terms, and that the descriptions of the Investment Management Agreement and the Portfolio Management Agreement in the Registration Statement are accurate and complete in all respects. We have also, with your permission and without independent investigation of the matters set forth therein, relied on the opinions of even date herewith of Newton B. Schott, Jr., Esq., Chief Legal Officer of the Investment Manager and Mohan V. Phansalkar, Chief Legal Officer of the Portfolio Manager.

We express no opinion as to the laws of any jurisdiction other than the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

1. Assuming the Investment Manager is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is not prohibited by the Advisers Act or the Investment Company Act of 1940, as amended (the “Investment Company Act”), from acting as investment manager for the Fund as contemplated by the Investment Management Agreement, the Registration Statement and the Prospectus, neither the execution and delivery of the Purchase Agreement, the Investment Management Agreement or the Portfolio Management Agreement by the Investment Manager, nor the consummation by the Investment Manager of the transactions contemplated thereby, nor compliance by the Investment Manager with any of the terms and provisions thereof will violate the provisions of the Investment Company Act, the Advisers Act, or the rules and regulations thereunder; provided, however, that the foregoing does not represent an opinion as to (a) the reasonableness of the fees to be paid to the Investment Manager under the Investment Management Agreement or (b) the compliance by the Investment Manager with its indemnification and contribution obligations set forth in the Purchase Agreement.

2. Assuming the Portfolio Manager is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting as portfolio manager for the Fund as contemplated by the Portfolio Management Agreement, the Registration Statement and the Prospectus, neither the execution and delivery of the Portfolio Management Agreement by the Portfolio Manager, nor the consummation by the Portfolio Manager of the transactions contemplated thereby, nor compliance by the Portfolio Manager with any of the terms and provisions thereof will violate the provisions of the Investment Company Act, the Advisers Act or the rules and regulations thereunder; provided, however, that the foregoing does not represent an opinion as to the reasonableness of the fees to be paid to the Portfolio Manager under the Portfolio Management Agreement.

This letter and the opinions expressed herein are furnished by us to you and are solely for benefit of the Underwriters.

Very truly yours,

Ropes & Gray LLP

Exhibit A-2

FORM OF OPINION OF MANAGER’S INTERNAL

COUNSEL TO BE DELIVERED PURSUANT TO

SECTION 5(b)

PA Fund Management LLC 1345 Avenue of the Americas New York, N.Y. 10105

                    , 2004

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As Representatives of the Several Underwriters listed on Schedule A to the Purchase Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Re:	PA Fund Management LLC

Ladies and Gentlemen:

I am the Chief Legal Officer of PA Fund Management LLC, a Delaware limited liability company (“PAFM”), and have counseled PAFM in such capacity in connection with the sale to you by PIMCO Floating Rate Strategy Fund (the “Fund”), a voluntary association with transferable shares organized and existing under and by virtue of the laws of The Commonwealth of Massachusetts (commonly referred to as a “Massachusetts business trust”), of 3,840 Auction Market Preferred Shares, Series M, 3,840 Auction Market Preferred Shares, Series T and 3,840 Auction Market Preferred Shares, Series W, of the Fund 3,840 Auction Market Preferred Shares, Series TH, and 3,840 Auction Market Preferred Shares, Series F (collectively, the “AMPS”), pursuant to a registration statement on Form N-2 under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 4, 2004 (Securities Act File No. 333-120227, and Investment Company Act File No. 811-21601), as amended by Pre-Effective Amendment No. 1 filed with the Commission on                     , 2004 and Pre-Effective Amendment No. 2 filed with the Commission on                     , 2004 (such filings collectively referred to herein as the “Registration Statement”), and a purchase agreement dated                     , 2004 by and among you, the Fund, and PAFM and the other parties named therein (the “Purchase Agreement”).

This opinion is rendered to you pursuant to Section 5(b) of the Purchase Agreement. Capitalized terms used herein without definition have the meanings assigned to them in the Purchase Agreement.

As such legal officer, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of rendering the opinions expressed below, except where a statement is qualified as to knowledge or awareness, in which case I have made no or limited inquiry as specified below. I have examined, among other things, the following:

(a)	the Purchase Agreement;

(b)	that certain Investment Management Agreement by and between the Fund and PAFM, dated as of October 19, 2004; and

(c)	that certain Portfolio Management Agreement by and between Pacific Investment Management Company LLC and PAFM, as accepted and agreed to by the Fund, dated as of October 19, 2004.

The documents described in subsections (a)-(c) above are referred to herein collectively as the “Transaction Documents.”

In my examination, I have assumed the genuineness of all signatures (other than those of officers of PAFM on the Transaction Documents), the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

I have been furnished with, and with your consent have relied upon, certificates of officers of PAFM with respect to certain factual matters. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary.

I am opining herein as to the effect of the federal laws of the United States, the internal laws of the State of New York and the internal laws of the State of Delaware, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or country or as to any matters of municipal law or the laws of any other local agencies within any state or country. My opinions set forth in paragraph 4 below are based upon my consideration of only those statutes, rules and regulations which, in my experience, are normally applicable to transactions similar to those contemplated by the Transaction Documents, generally.

Whenever a statement herein is qualified by “to my knowledge” or a similar phrase, it is intended to indicate that I do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, I have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that I have any knowledge of any matters pertaining to such statement should be drawn from my position as Chief Legal Officer of PAFM.

Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof:

1. PAFM is a limited liability company and is validly existing and in good standing under the Delaware Limited Liability Company Act (6 Del. C §. 18-101, et seq.) with all necessary limited liability company power and authority to enter into and deliver the Transaction Documents and perform its obligations thereunder and to carry on its business as it is now being conducted and as described in the Registration Statement. Based solely on certificates from public officials and, with respect to California, a search report of the corporate records of the Secretary of State of the State of California, prepared by Corporation Service Company, dated                     , 2004, showing “status” of PAFM as “In Good Standing,” I confirm that PAFM is qualified to do business in the following States: California, New York and Connecticut, such States being those in which its ownership or leasing of property or its conducting of business may require such qualification and where failure to so qualify would have a material adverse effect on the ability of PAFM to perform its obligations under the Investment Management Agreement and the Portfolio Management Agreement.

2. The execution, delivery and performance of the Transaction Documents by PAFM have been duly authorized by all necessary limited liability company action of PAFM and no other actions on the part of PAFM or its unitholders or any subsidiary of PAFM or its unitholders is necessary to authorize and consummate the transactions contemplated thereby, and the Transaction Documents have been duly executed and delivered by PAFM.

3. Each of the Investment Management Agreement and the Portfolio Management Agreement constitutes a legally valid and binding agreement of PAFM, enforceable against PAFM in accordance with its terms.

4. Neither the execution and delivery of the Transaction Documents by PAFM, nor the consummation by PAFM of the transactions contemplated thereby, nor compliance by PAFM with any of the terms and provisions thereof will:

(i) violate any provision of the Limited Liability Company Agreement of PAFM, effective May 23, 2000, as amended on July 1, 2001, December 12, 2001, October 31, 2002, and May 3, 2004, which is still in full force and effect and which has not been further amended or supplemented through the date hereof,

(ii) violate any federal, Delaware or New York statute, rule or regulation applicable to PAFM (other than federal and state securities or blue sky laws, the Investment Company Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), as to which I express no opinion),

(iii) violate any agreement to which PAFM is a party or by which it is bound and which is material to PAFM’s businesses taken as a whole (the “Material Agreements”),

(iv) violate any order, writ, injunction or decree, known to me and applicable to PAFM, or

(v) to the best of my knowledge, require any consents, approvals, authorizations, registrations, declarations or filings by PAFM under any federal or Delaware statute, rule or regulation applicable to PAFM, except as have been obtained under the Securities Act, the Investment Company Act or the Advisers Act.

No opinion is expressed in this paragraph 4 as to the application of Section 548 of the federal Bankruptcy Code and comparable provisions of state or foreign law or of any antifraud laws, antitrust or trade regulation laws. No opinion is expressed in this paragraph 4 with respect to the operating licenses necessary for PAFM’s businesses.

5. PAFM is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting as investment adviser for the Fund as contemplated by the Investment Management Agreement, the Registration Statement and the Prospectus dated                     , 2004, relating to the AMPS (the “Prospectus”).

6. The description of PAFM and its business, and the statements attributable to PAFM, set forth in the Registration Statement or the Prospectus under the headings “Prospectus Summary—Investment Manager” and “Management of the Fund” do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading;

7. There is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending or, to my knowledge, threatened against PAFM of a nature required to be disclosed in the Registration Statement or Prospectus that is not so disclosed or that might reasonably result in any material adverse change in the ability of PAFM to fulfill its obligations under any of the Transaction Documents.

The opinions expressed in paragraph 3 above are subject to the following limitations, qualifications and exceptions:

(a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

(b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

(c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

(d) the unenforceability of any provision requiring the payment of attorney’s fees, except to the extent that a court determines such fees to be reasonable.

In rendering the opinions expressed in paragraph 4 insofar as they require interpretation of the Material Agreements (i) I have assumed with your permission that all courts of competent jurisdiction would enforce such agreements as written but would apply the internal laws of the State of New York without giving effect to any choice of law provisions contained therein or any choice of law principles which would result in application of the internal laws of any other state and (ii) to the extent that any questions of legality or legal construction have arisen in connection with my review, I have applied the laws of the State of New York in resolving such questions. I advise you that certain of the Material Agreements may be governed by other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion, and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Material Agreements.

To the extent that the obligations of PAFM may be dependent upon such matters, I assume for purposes of this opinion that: (i) all parties to the Transaction Documents other than PAFM are duly incorporated or organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization; (ii) all parties to the Transaction Documents other than PAFM have the requisite power and authority and, in the case of natural persons, legal capacity to execute and deliver the Transaction Documents and to perform their respective obligations under the Transaction Documents to which they are a party; and (iii) the Transaction Documents to which such parties other than PAFM are a party have been duly authorized, executed and delivered by such parties and, other than PAFM, constitute their legally valid and binding obligations, enforceable against them in accordance with their terms. I express no opinion as to compliance by any parties to the Transaction Documents with any state or federal laws or regulations applicable to the subject transactions because of the nature of their business, and I express no opinion as to compliance by any parties to the Transaction Documents with any foreign laws or regulations applicable to the transactions contemplated by the Transaction Documents or which may affect the Transaction Documents’ enforceability.

This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without my prior written consent.

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Very truly yours,

Newton B. Schott, Jr.

                    , 2004

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As Representatives of the Several Underwriters listed on Schedule A to the Purchase Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Re:	Pacific Investment Management Company LLC

Ladies and Gentlemen:

I am the Chief Legal Officer of Pacific Investment Management Company LLC, a Delaware limited liability company (“PIMCO”). In my capacity as Chief Legal Officer of PIMCO, I am rendering this opinion on behalf of PIMCO in connection with the sale to you by PIMCO Floating Rate Strategy Fund, a voluntary association with transferable shares organized and existing under and by virtue of the laws of The Commonwealth of Massachusetts (commonly referred to as a Massachusetts business trust) (the “Fund”), of 3,840 Auction Market Preferred Shares, Series M, 3,840 Auction Market Preferred Shares, Series T, 3,840 Auction Market Preferred Shares, Series W 3,840 Auction Market Preferred Shares, Series TH, and 3,840 Auction Market Preferred Shares, Series F, of the Fund pursuant to a registration statement on Form N-2 under the Securities Act of 1933, as amended (the “Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 4, 2004 (Act File No. 333-120227 and Investment Company Act File No. 811-21601), as amended by Pre-Effective Amendment No. 1 filed with the Commission on                     , 2004 and Pre-Effective Amendment No. 2 filed with the Commission on                     , 2004 (such registration statements collectively referred to herein as the “Registration Statement”), and a purchase agreement dated                     , 2004 (the “Purchase Agreement”) among the Fund, PAFM, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and each of the other underwriters named therein.

This opinion is rendered to you pursuant to Section 5(b) of the Purchase Agreement. Capitalized terms used herein without definition have the meanings assigned to them in the Purchase Agreement.

As Chief Legal Officer of PIMCO, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of rendering the opinions expressed below, except where a statement is qualified as to knowledge or awareness, in which case I have made no or limited inquiry as specified below. I have examined, among other things, that certain Portfolio Management Agreement by and between PIMCO and PAFM, as accepted and agreed to by the Fund, dated as of October 19, 2004 (the “Portfolio Management Agreement”).

In my examination, I have assumed the genuineness of all signatures (other than those of officers of PIMCO on the Portfolio Management Agreement), the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

I have been furnished with, and with your consent have relied upon, certificates of officers of PIMCO with respect to certain factual matters. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary.

I am opining herein as to the effect of the federal laws of the United States, the internal laws of the State of California and the internal laws of the State of Delaware, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or country or as to any matters of municipal law or the laws of any other local agencies within any state or country. My opinions set forth in paragraph 3 below are based upon my consideration of only those statutes, rules and regulations which, in my experience, are normally applicable to transactions similar to those contemplated by the Portfolio Management Agreement, generally.

Whenever a statement herein is qualified by “to my knowledge” or a similar phrase, it is intended to indicate that I do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, I have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that I have any knowledge of any matters pertaining to such statement should be drawn from my position as Chief Legal Officer of PIMCO.

Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof:

1. PIMCO is a limited liability company and is validly existing and in good standing under the Delaware Limited Liability Company Act (6 Del. C §. 18-101, et seq.) with all necessary limited liability company power and authority to enter into and deliver the Portfolio Management Agreement and perform its obligations thereunder and to carry on its business as it is now being conducted and as described in the Registration Statement. Based solely on (1) a search report of the corporate records of the Secretary of State of the State of California, prepared by Corporation Service Company, dated December         , 2004, showing the “status” of PIMCO as “In Good Standing,” and (2) certificates from public officials in the State of New York, I confirm that PIMCO is qualified to do business in the following States: California and New York, such States being those in which its ownership or leasing of property or its conducting of business may require such qualification and where failure to so qualify would have a material adverse effect on the ability of PIMCO to perform its obligations under the Portfolio Management Agreement.

2. The execution, delivery and performance of the Portfolio Management Agreement by PIMCO have been duly authorized by all necessary limited liability company action of PIMCO and no other actions on the part of PIMCO or its unitholders or any subsidiary of PIMCO or its unitholders is necessary to authorize and consummate the transactions contemplated thereby, and the Portfolio Management Agreement has been duly executed and delivered by PIMCO.

3. Neither the execution and delivery of the Portfolio Management Agreement by PIMCO, nor the consummation by PIMCO of transactions contemplated thereby, nor compliance by PIMCO with any of the terms and provisions thereof will:

(i)	violate any provision of the Limited Liability Company Agreement of PIMCO, effective May 5, 2000,

(ii)	violate any federal, Delaware or California statute, rule or regulation applicable to PIMCO (other than federal and state securities or blue sky laws, the Investment Company Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), as to which I express no opinion),

(iii)	violate any agreement to which PIMCO is a party or by which it is bound and which is material to PIMCO’s businesses taken as a whole (the “Material Agreements”),

(iv)	violate any order, writ, injunction or decree, known to me and applicable to PIMCO, or

(v)	to the best of my knowledge, require any consents, approvals, authorizations, registrations, declarations or filings by PIMCO under any federal statute, rule or regulation applicable to PIMCO, except as have been obtained under the Act, the Investment Company Act or the Advisers Act.

No opinion is expressed in this paragraph 3 as to the application of Section 548 of the federal Bankruptcy Code and comparable provisions of state or foreign law or of any antifraud laws, antitrust or trade regulation laws. No opinion is expressed in this paragraph 3 with respect to the operating licenses necessary for PIMCO’s businesses.

4. PIMCO is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting as investment sub-adviser for the Fund as contemplated by the Portfolio Management Agreement, the Registration Statement and the Prospectus.

5. The description of PIMCO and its business, and the statements attributable to PIMCO, set forth in each of the Registration Statement and the Prospectus under the headings “Prospectus Summary—Portfolio Manager” and “Management of the Fund” do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading.

6. Other than as referred to in the Registration Statement, there is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending or, to my knowledge, threatened against PIMCO of a nature required to be disclosed in the Registration Statement or Prospectus or that might reasonably result in any material adverse change in the ability of PIMCO to fulfill its obligations under the Portfolio Management Agreement.

In rendering the opinions expressed in paragraph 3 insofar as they require interpretation of the Material Agreements (i) I have assumed with your permission that all courts of competent jurisdiction would enforce such agreements as written but would apply the internal laws of the State of California without giving effect to any choice of law provisions contained therein or any choice of law principles which would result in application of the internal laws of any other state and (ii) to the extent that any questions of legality or legal construction have arisen in connection with my review, I have applied the laws of the State of California in resolving such questions. I advise you that certain of the Material Agreements may be governed by other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion, and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Material Agreements.

To the extent that the obligations of PIMCO may be dependent upon such matters, I assume for purposes of this opinion that: (i) all parties to the Portfolio Management Agreement other than PIMCO are duly incorporated or organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization; (ii) all parties to the Portfolio Management Agreement other than PIMCO have the requisite power and authority and, in the case of natural persons, legal capacity to execute and deliver the Portfolio Management Agreement and to perform their respective obligations under the Portfolio Management Agreement; and (iii) the Portfolio Management Agreement has been duly authorized, executed and delivered by such parties other than PIMCO and, other than PIMCO, constitutes their legally valid and binding obligations, enforceable against them in accordance with their terms. I express no opinion as to compliance by any parties to the Portfolio Management Agreement with any state or federal laws or regulations applicable to the subject transactions because of the nature of their business and I express no opinion as to compliance by any parties to the Portfolio Management Agreement with any foreign laws or regulations applicable to the transactions contemplated by the Portfolio Management Agreement or which may affect the Portfolio Management Agreement’s enforceability.

This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without my prior written consent.

Very truly yours,

Mohan V. Phansalkar
Chief Legal Officer